Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPUBLIC ANNOUNCES RECEIPT OF TENDERS AND ACCEPTANCE FOR EXCHANGE OF ALL OF ITS FLOATING RATE NOTES DUE 2008 IN EXCHANGE FOR NEW FLOATING RATE NOTES DUE 2010

New York, NY (December 8, 2006) – The Interpublic Group of Companies, Inc. (NYSE: IPG) announced today that it has received tenders of $250 million aggregate principal amount representing all of its outstanding Floating Rate Notes due 2008 (the “old notes”) in connection with its previously announced offer to exchange the old notes for its new Floating Rate Notes due 2010 (the “new notes”). Pursuant to the terms of the exchange offer, Interpublic has accepted the entire principal amount of old notes tendered for early settlement. Settlement is expected to occur later today, December 8, 2006. The exchange offer was conducted on a private basis in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), with qualified institutional buyers.

Interpublic offered eligible holders $1,000 principal amount of its new notes for each $1,000 principal amount of its outstanding old notes, plus an early participation payment of $41.25 in cash per $1,000 principal amount of old notes exchanged. Exchanging holders will also receive a cash payment in the amount of accrued but unpaid interest on their old notes up to, but not including, the settlement date.

The main differences between the new notes and the old notes are that the new notes will (i) mature in November 2010 (instead of July 2008), (ii) bear interest at a per annum rate equal to three-month LIBOR plus 200 basis points (instead of three-month LIBOR plus 325 basis points) and (iii) benefit from the terms of a registration rights agreement between Interpublic and the dealer manager for the exchange offer. The new notes will be subject to restrictions on transfer as a result of the private placement.

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 Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

The new notes have not been and, at the time of their issuance, will not be registered under the Securities Act or any state securities laws. They may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include DraftFCB Group, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, MAGNA Global, McCann Erickson, Momentum, MRM, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Carmichael Lynch, Deutsch, Hill Holliday, Mullen and The Martin Agency.

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Contact Information

Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

 Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our 2005 Annual Report on Form 10-K under Item 1A, Risk Factors. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	risks arising from material weaknesses in our internal control over financial reporting, including material weaknesses in our control environment;
•	potential adverse effects to our financial condition, results of operations or prospects as a result of our restatements of financial statements;
•	our ability to satisfy certain reporting covenants under our indentures;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•	potential adverse developments in connection with the ongoing SEC investigation;
•	potential downgrades in the credit ratings of our securities;
•	risks associated with the effects of global, national and regional economic and political conditions, including fluctuations in interest rates and currency exchange rates; and
•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail in our 2005 Annual Report on Form 10-K under Item 1A, Risk Factors.

 Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax